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                                                                   EXHIBIT 10.80

                      AMENDMENT NO. 1 TO AGENCY AGREEMENT

     This Amendment No. 1 (this "Amendment") to that certain Placement Agency Agreement (the "Agency Agreement") dated June 23, 2000 by and between drkoop.com, Inc., a Delaware corporation ("drkoop" or the "Company"), and Commonwealth Associates, L.P., a New York limited partnership ("Commonwealth" or the "Placement Agent") is made as of August 22, 2000, by and between the Company and Commonwealth.

                             PRELIMINARY STATEMENT

     The Company and Commonwealth are parties to the Agency Agreement.

     The Company and Commonwealth now desire to enter into this Amendment to (i) eliminate the Preferred Warrants as a component of the Preferred Units so that the Preferred Units consist exclusively of Preferred Stock, (ii) extend the offering period and increase the number of Units subject to over-allotment options, (iii) reflect an increase in the compensation and reimbursable expenses payable to Commonwealth, (iv) add a covenant with respect to the exercise by Commonwealth of the Company's derivative securities, (v) incorporate the requirement of the Company to enter into a "continuing" escrow agreement at the time of the Initial Preferred Closing in the event that certain conditions are not satisfied prior to the Initial Preferred Closing, (vi) change the terms of the lock-up restrictions relating to Existing Stockholders and eliminate the lock-up restrictions relating to Subscribers.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions. All capitalized terms not otherwise defined herein shall
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have the respective meanings ascribed to them in the Agency Agreement.

     2.   Amendments.
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     (a)  The second introductory paragraph of the Agency Agreement is hereby amended by restating the first three sentences thereof as follows:

          "The Company proposes to offer for sale solely to "accredited investors," in a private placement (the "Offering"), up to 150 units (the "Preferred Units") at $100,000 per Preferred Unit, each Preferred Unit consisting of 10,000 shares (the "D Preferred Shares") of the Company's Series D 8% Convertible Preferred Stock (the "Preferred Stock") having the rights and preferences set forth in a Certificate of Designation of Series D Preferred Stock (the "Series D Designation"). A minimum of 50 Preferred Units
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          ($5,000,000) (the "Minimum Offering") and a maximum of 150 Preferred
          Units ($15,000,000) (the "Maximum Offering") will be sold in the Offering. The Maximum Offering may be increased by up to 50 Preferred Units ($5,000,000) at the option of the Placement Agent in the event of over-subscription and then up to an additional 75 Preferred Units ($7,500,000) at the option of the Company."

Further, all references to "Preferred Warrants" and "Warrant Shares" in the Agency Agreement shall be of no force or effect.

     (b) In the third introductory paragraph of the Agency Agreement, the term "Common Stock" is hereby defined as the common stock, par value $0.001 per share of the Company.

     (c) Subsection 1(a) of the Agency Agreement is hereby amended to change the definition of Preferred Offering Period by restating the second sentence of such subsection as follows:

          "The offering period for the Offering (the "Preferred Offering Period") shall commence on the day the Offering Documents relating thereto are first made available to Commonwealth by the Company for delivery in connection with the offering for sale of the Preferred Units and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering (plus the Preferred Units included in the Placement Agent's and Company's over-allotment options, unless waived); or (ii) August 31, 2000; provided, however, that if the Minimum Offering has been sold prior to August 31, 2000, the Preferred Offering Period shall be extended automatically to September 30, 2000 unless the parties agree to further extend the Termination Date (defined below), as provided in the last sentence of this subsection. Notwithstanding the foregoing, at the Initial Preferred Closing the Placement Agent shall deliver to the Company in writing a list identifying each offeree to which Commonwealth offered the opportunity to invest prior to such date (the "Private Offering List"). No investor may invest in the Preferred Units at any Preferred Closing which occurs after the Initial Preferred Closing unless such investor was expressly identified on the Private Offering List."

     (d)  Sections 3(d)(ii)(B) and (C) of the Agency Agreement, "Placement Fee
                                                                 -------------
and Expenses - Offering" are hereby amended and restated as follows:
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          "(B) reimburse the Placement Agent for accountable expenses, which expenses, inclusive of the Placement Agent's expenses in Section 4(b), shall not exceed (1) $150,000 in the aggregate if the Company sells less than the Minimum Offering; or (2) $350,000 in the aggregate if
          (i) the

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          Minimum Offering is consummated or (ii) the Company is the subject of an Acquisition Transaction (as defined below) in lieu of consummating the Offering, provided that in the event that the Minimum Offering is not consummated for any reason other than an Acquisition Transaction, the Company will only be obligated to reimburse up to an aggregate maximum of $150,000 of such expenses. "Acquisition Transaction" means a (i) merger or consolidation of the Company with or into another corporation or other entity where the stockholders of the Company immediately prior to such event do not retain more than a 50% voting power and interest in the Company or the successor corporation or other entity, as the case may be, or (ii) sale of all or substantially all of the assets of the Company;


          "(C) issue to the Placement Agent, or its designees, warrants, in the Form attached as Appendix C, to purchase a number of Preferred Warrants equal to 10% of the number of Preferred Units sold in the Offering (the "Agency Warrants"), provided that the Placement Agent shall not be entitled to the issuance of Agency Warrants for the placement of up to $6,000,000 in Preferred Units to Prime Ventures, LLC, its members or affiliates thereof or other investors procured by Prime Ventures, LLC."

     (e)  The second paragraph of Section 4(b), "Covenants of the Company -
                                                 ------------------------
Expenses of Offering and Other Payments" is hereby amended and restated as
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follows:

          "Prior to the Initial Preferred Closing, if the Company decides not to proceed with the Offering for any reason (other than Placement Agent's failure to close on the Offering prior to the Preferred Termination Date or upon mutual agreement with the Placement Agent not to proceed with the Offering) or if the Placement Agent decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties, or covenants in this Agency Agreement or as a result of material adverse changes in the affairs of the Company, the Company will be obligated to pay the Placement Agent a financial advisory fee of (a) $500,000 plus, (b) in the event (but only in the event) that the Company is the subject of an Acquisition Transaction within 180 days of the date it decides not to proceed with the Offering involving parties unaffiliated with the Placement Agent, 5% of all funds held in escrow pursuant to the Funds Escrow Agreement as of the date the Company determines not to proceed (the "Breakage Fee"). The Breakage Fee shall be payable in the Placement Agent's sole discretion in either cash or in shares of Common Stock (which fee the Company agrees is a fair measure of the compensation to be received by the Placement Agent in respect of, among other things its advice, time and effort in respect of the Offering), and the Placement Agent shall be reimbursed for the

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          Placement Agent Expenses as set forth above within ten business days of the occurrence or any such event. The Common Stock payable pursuant to this paragraph shall be valued at the lower of (1) the closing bid price of the Common Stock on the date the financial advisory fee becomes payable (the "Payment Date"), or (2) if the Company is the subject of an Acquisition Transaction, the valuation given to the Company's Common Stock in any such transaction. For purposes of the foregoing "Acquisition Transaction" shall mean the entry into an agreement with respect to a (i) merger or consolidation of the Company with or into another corporation or other entity where the stockholders of the Company immediately prior to such event do not retain more than a 50% voting power and interest in the Company or the successor corporation or other entity, as the case may be, or (ii) sale of all or substantially all of the assets of the Company. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby."

     (f) Section 4(b) of the Agency Agreement is further amended by adding the following third paragraph:

               "On the closing date of the Offering on which an aggregate of at least $20,000,000 of gross proceeds has been raised (including through the sale of securities pursuant to the exercise of any over-allotment options), the Company will be obligated to pay to the Placement Agent an additional fee of $250,000."

     (g) Section 2(l) of the Agency Agreement shall be amended by restating the first two sentences thereof in their entirety as follows:

          "The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agency Agreement and the Subscription Agreement, the Fund Escrow Agreement (as defined below) and the Continuing Escrow Agreement (as defined below). The execution and delivery of this Agency Agreement the Funds Escrow Agreement, and the Continuing Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the board of directors of the Company ("Board of Directors") and no further consent or authorization is required by the Company, its Board of Directors or its stockholders except (a) the approval of the issuance of the D Preferred Shares in the Offering by stockholders of the Company required by the rules of the Nasdaq National Market or receipt of a waiver, (b) compliance with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934 and (c) approval of

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          an amendment to the Company's Certificate of Incorporation increasing the amount of authorized but unissued common stock."

     (h) Section 4 of the Agency Agreement is hereby amended by adding the following subsection (n):

               "(n) The Company will use its reasonable best efforts to enter into employment agreements with each of Messrs. Richard M. Rosenblatt, Edward A. Cespedes and Stephen Plutsky and to have Messrs. Edwin M. Cooperman and Marshall S. Geller appointed as directors of the Company, subject to compliance with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934."

     (i)  Each of the representations and warranties of the Company contained in
Section 2 shall be deemed modified and updated to the extent of the information contained in the (i) Confidential Private Placement Memorandum dated July 12, 2000 (including any supplement or amendment thereto) and (ii) schedules to any funding under that certain Credit Agreement dated June 30, 2000 or Subscription Agreement related to any Preferred Closing.

     (j)  Section 3(b)(ix) shall be amended and restated as follows:

               "(ix) Lock-Up Agreements. The Placement Agent shall receive
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          agreements from Dr. C. Everett Koop, Donald Hackett, Louis Scalpati,
          Richard M. Rosenblatt, Edward A. Cespedes and Stephen Plutsky (collectively, the "Existing Stockholders") to the effect that such person shall not sell, assign or transfer any of their Common Stock, preferred stock or other securities of the Company for a period of 12 months from the Final Closing. The Placement Agent covenants that it will not sell, assign or transfer any of its Bridge Warrants, Agency Warrants, or their underlying shares of stock unless the lock-up period applicable to the Existing Stockholders has expired or all Existing Stockholders have been released form their lock-up agreements; provided, however, without limiting the foregoing, the Placement Agent may sell, assign or transfer such securities to its affiliates and employees provided they agree to be bound by the terms of this Section 3(b)(ix)."

     (k)  The following Section 8, "Covenants of Commonwealth," shall be added
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to the Agency Agreement:

          "8.  Covenants of Commonwealth.  Commonwealth agrees that it shall not
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          convert any Preferred Stock or exercise any warrants to purchase
          Common Stock of the Company until such time as an amendment to the Company's certificate of incorporation has been approved by stockholders

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          and accepted for filing with the Secretary of State of Delaware to increase the number of authorized shares of Common Stock so that the Company may legally issue the shares of Common Stock issuable upon conversion of the Series D Preferred Stock issued in the Offering."

     3.   Binding Effect  This Amendment shall be binding on and shall inure to
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the benefit of the successors and assigns of the parties hereto.

     4.   Counterparts  This Amendment may be executed in counterparts, each of
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which shall be deemed an original and all of which shall constitute one agreement.

                           (Signature page follows)

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          WITNESS WHEREOF, the parties hereto, have signed this agreement as of the date first written above.


                                     drkoop.com, Inc.


                                     By:  /s/ Donald W. Hackett
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                                     Commonwealth Associates, L.P.


                                     By:  /s/ Joseph P. Wynne
                                          --------------------------------